EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT

   Parent                             Subsidiary                     Percentage of    State of Incorporation
                                                                       Ownership         or Organization

First Midwest                 First Federal Savings Bank of              100%            Federal
Financial, Inc.               the Midwest

First Midwest Financial,      Security State Bank                        100%             Iowa
Inc.

First Midwest Financial,      First Midwest Financial Capital            100%            Delaware
Inc.                          Trust I

First Midwest                 First Services Trust                       100%           South Dakota
Financial, Inc.               Company

First Federal Savings Bank    First Services Financial Limited           100%             Iowa
of the Midwest

First Services Financial      Brookings Service Corporation              100%            South Dakota
Limited
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     The financial statements of First Midwest Financial, Inc. are consolidated with those of its subsidiaries.

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